Exhibit 10.28

PNA GROUP HOLDING CORPORATION

2007 PARTICIPATION PLAN

1. Purpose. The purpose of the 2007 Participation Plan (the “Plan”) is to provide incentive compensation to key employees of PNA Group Holding Corporation, a Delaware corporation (the “Company”) and its subsidiaries. Such incentive compensation shall be based upon the award of Performance Units, the value of which is related to the appreciation in the value of the Company, and shall be payable to participants upon the occurrence of certain Qualifying Events. The Plan is also intended to benefit the Company by creating incentives for participating key employees.

2. Administration. The Plan shall be administered by the Participation Plan Committee (the “Committee”), such committee to be appointed by the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees to be granted Performance Units, to determine the number of Performance Units to be granted to each key employee selected and to determine the time or times when Performance Units will be granted. The Committee shall have sole authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any awards may be made or payable, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Determinations by the Committee shall be made by majority vote and shall be final and binding on all Participants.

3. Grants. Performance Units shall be granted to such key employees of the Company and its subsidiaries, as the Committee shall determine, who shall hereafter be referred to as “Participants.” Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine. Such additional terms and conditions shall be set forth in the Grant Agreement (the “Grant”).

4. Performance Units.

4.1.1   Performance Units granted to a Participant shall be credited to a Performance Unit Account (the “Account”) established and maintained for such Participant. The Account of a Participant shall be the record of Performance Units granted to him under the Plan, is solely for accounting purposes, and shall not require a segregation of any Company assets. Each Performance Unit shall be valued by the Committee, in the manner provided in Section 8, as of the date of grant thereof, and shall be subject to adjustment as set forth in Section 6.1.2. The grant of Performance Units under the Plan and the value of such Performance Units at the time of grant (the “Grant Value”) shall be determined by the Committee in its sole discretion and shall be set forth in the Grant.

4.1.2   The maximum number of Performance Units that may be granted to Participants is 3,626,000 (the “Maximum Performance Units”), subject to increase pursuant to Sections 4.1.3 and 4.1.4.

4.1.3   The Maximum Performance Units may be increased if the Company, directly or indirectly, completes an acquisition. The increase in the Maximum Performance Units will be equal to the Maximum Performance Units multiplied by (i) one plus (ii) a percentage equal to the latest twelve months EBITDA generated by the acquired business divided by the Company’s latest twelve months EBITDA, each measured at the time of the signing of an acquisition agreement.

4.1.4   The Maximum Performance Units may also be increased to permit the awarding of Performance Units to current employees of the Company (or its subsidiaries) by an amount not to exceed 20% of the Maximum Performance Units.

5. Maturity of Performance Units. Performance Units granted to a Participant shall mature according to the terms approved by the Committee as set forth in the Grant.

6. Payment for Performance Units.

6.1 Qualified Event Value; Adjustments to Grant Values; Net Value.

6.1.1   Subject to the terms and conditions contained herein, upon the occurrence of a Qualifying Event (defined hereafter), each Participant shall be entitled to receive from the Company an amount equal to: (i) the Qualified Event Value (as determined pursuant to Section 8 hereof) of each Performance Unit in the Participant’s Account as of the date of the Qualifying Event, reduced by (ii) the Grant Value of each Performance Unit as set forth in the Grant, adjusted from time to time pursuant to Section 6.1.2, times (iii) the number of Performance Units, whether or not matured, in the Participant’s Account as of the effective date of such Qualifying Event, subject to the holdback set forth in Section 6.4.5.

6.1.2   The sum of (i) reduced by (ii) set forth in Section 6.1.1 is referred to as the “Net Value”. In the event that the Net Value is zero or less, there shall be no payment to a Participant in connection with such Qualifying Event; provided, however, that the amount of such Net Value shall reduce the Grant Value of each Performance Unit in the Participant’s Account and such Grant Value, as adjusted pursuant to this Section 6.1.2 and the Grant, shall be used in the calculation of the Qualified Event Value in the event of future Qualifying Events.

6.2 Forfeiture. Except as otherwise provided in Section 6.3, all Performance Units granted to a Participant, whether or not fully matured, will be forfeited, and the Company will have no further obligation hereunder to such Participant, if any of the following circumstances occur with respect to such Participant as determined by the Committee in its sole discretion:

6.2.1   the employment of the Participant with the Company or one of its affiliates terminates either with or without cause;

6.2.2   the Participant does not execute a general release in favor of the Company upon termination of employment;

6.2.3   the Participants does not execute a one year non-competition agreement with the Company in the form attached hereto upon termination of employment; or

6.2.4   the Participant engages in competition with the Company in violation of any written non-compete agreement between the Participant and the Company or violates any agreement with the Company regarding the assignment of rights to the Company or the confidentiality of Company information.

6.3 Survival of Performance Units. In the event of any of the following events (unless, other than in the case of the event described in 6.3.2, an event described in Section 6.2.2, 6.2.3, or 6.2.4 has occurred) (each, a “Survival Event”),

6.3.1   Participant retires after having reached age sixty (60), but only if at least three (3) years have elapsed since the date of such Participant’s Grant;

6.3.2   the death of the Participant;

6.3.3   Participant ceases to be employed by the Company or one of its affiliates as a result of a Qualifying Sale Event in which Participant’s employment was continued by the buyer or one of its affiliates; or

6.3.4   Participant ceases to be employed by the Company or one of its subsidiaries as a result of his or her position being eliminated by the Company,

a Participant shall be entitled to retain any Performance Units that have matured as of the date of such Survival Event, and such Performance Units shall continue to be governed by the terms of this Plan, except that such matured Performance Units shall lose their status as matured Performance Units ratably over the same period of time as such Performance Units originally matured as set forth in such Participant’s Grant. All Performance Units that have not matured as of the date of the Survival Event shall be forfeited.

6.4 Timing; Calculation of Net Proceeds. Except as hereinafter provided, payment to a Participant of any amounts due under the Plan shall be made in a lump sum to be made within ninety (90) days of the Qualifying Event.

6.4.1   To the extent that the amount of the net proceeds of a Qualifying Sale Event cannot be calculated within such ninety (90) day period, the Committee may elect to defer a corresponding portion (on a percentage basis) of any amounts to be paid until such time or times as the net proceeds can be determined, not to exceed thirty-six (36) months from the date of the Qualifying Sale Event.

6.4.2   If all or a portion of the consideration under a Qualifying Sale Event involves: (a) publicly-traded stock, any share delivered to a Participant shall contain a notation that it cannot be redeemed or sold until ninety (90) days following the date after which any trading, contractual, or other commercially standard restrictions relating to such stock are lifted, or (b) non-public stock or other consideration without a ready market, any share delivered to a Participant shall contain a notation that payment shall be made within ninety (90) days following the date after which such consideration achieves liquidity (each of the dates set forth in clauses (a) and (b) are hereinafter referred to as the applicable “Liquidity Date”).

6.4.3   In the event of a Qualifying Sale Event or a Qualifying Public Stock Sale Event (as defined below) that involves consideration of publicly-traded stock, the Committee may, in its discretion and in whole or in part, in lieu of a cash payment to one or more Participants, elect to distribute shares of such stock to such Participants in lieu of cash, such shares to be credited with the fair market value as of their date of receipt by the Company. Such stock issued to Participant may contain certain commercially standard or other reasonable restrictions, whether imposed by law or otherwise.

6.4.4   In the event of a Qualifying Sale Event or a Qualifying Public Stock Sale Event (as defined below), the Committee may elect to reduce the cash portion of the consideration to paid to Participants or the number of shares distributed to a Participant may be reduced by an amount whose value is equal to the amount of withholding taxes required to be deducted by the Company with respect to such distribution.

6.4.5   In the event of a Qualifying Event that involves consideration of stock, the Committee shall give due consideration in determining the appropriate form of consideration to Participants that each Participant’s payment in connection therewith contain a minimum amount of cash, in lieu of stock, to enable such Participant to pay reasonably anticipated income taxes on such payment that are in excess of the withholding taxes withheld by the Company.

6.4.6   Upon a Qualifying Event (as defined below), the initial payment to a Participant shall be a percentage of the Qualifying Event Value that is equal to the percentage of Performance Units that have matured in such Participant’s Account as of the effective date of such Qualifying Event, with subsequent installments due when and as Performance Units mature; provided however that in the event that the Performance Units are forfeited in accordance with Section 6.2, there shall be no further payments to a Participant.

7. Qualifying Event. There shall be three categories of transactions, any of which may constitute a “Qualifying Event.”

7.1   A “Qualifying Sale Event” shall be defined as a sale (whether effected directly or through a merger or similar transaction) of some or all of the common stock of the Company by Platinum Equity Capital Partners, L.P. or its affiliates; provided, however, that in no event shall a Qualifying Sale Event (or a Qualifying Event) occur upon sale to an affiliate of the Company.

7.2   A “Qualifying Public Stock Sale Event” shall be defined as the consummation of an initial public offering of stock of the Company under an effective Form S-1 (or its successor) registration statement under the Securities Act of 1933 accomplished as a sale of shares of the Company owned by Platinum Equity Capital Partners, L.P. or its affiliates or subsequent sales of shares of the Company owned by Platinum Equity Capital Partners, L.P. or its affiliates to the public.

7.3   A “Qualifying Distribution Event” shall be defined as a cash dividend by the Company to shareholders affiliated with Platinum Equity Capital Partners, L.P., but shall exclude any dividend arising out of or relating to any real estate owned by the Company or its subsidiaries as of the Effective Date of this Plan.

8. Valuation of Performance Units.

8.1   Upon the Qualifying Event, the value of a Performance Unit will be an amount equal to the greater of (i) such amount as shall be determined, as of the applicable date, by the Committee in its sole discretion and (ii) the Qualified Event Value as of the applicable date, as determined pursuant to Section 8.2 below. For purposes of this Section 8, the term “Total Units Outstanding” shall be a number equal to ten times the total number of Performance Units that have been awarded as of the date of the relevant Qualifying Event.

8.2   The Qualified Event Value shall be calculated by the Committee pursuant to one of the following methods:

8.2.1   In the event of a Qualifying Sale Event, the quotient of (A) the net purchase price divided by (B) the Total Units Outstanding.

8.2.2   In the event of a Qualifying Public Stock Sale Event, the quotient of (A) the product of (x) the initial offering price of a share of common stock in the offering company multiplied by (y) the total number of shares of common stock of the offering company to be sold by Platinum Equity Capital Partners, L.P. or its affiliates as of the Qualifying Public Stock Sale Event; all divided by (B) the Total Units Outstanding.

8.2.3   In the event of a Qualifying Distribution Event, the quotient of (A) the amount of such dividend or distribution, divided by (B) the Total Units Outstanding.

The transaction costs and expenses incurred by the Company and its affiliates in connection with any Qualifying Event (including any underwriter discount) shall be deducted from the consideration or capitalization, as the case may be as calculated pursuant to this Section 8.2. In addition, the Committee may, in its sole discretion, modify the calculations set forth in this Section 8.2 to reflect any capital or other contributions made to the Company (including in connection with any acquisitions made by or on behalf of the Company), to allow for the recapture of such contributions by the shareholders of the Company, or to reflect the repayment of any debt of the Company. In the event any portion of the consideration relating to a Qualifying Sale Event is of the type described in clauses (a) or (b) of Section 6.4.2 hereof, the calculation of the net purchase price shall be made as of the applicable Liquidity Date.

9. Forfeiture of Performance Units on Termination of the Company. If, at any time prior to a Qualifying Event, the Company ceases to engage in active trade and business, liquidates or dissolves or if the Company shall become insolvent or file for or have filed against it (and not dismissed within 60 days) a bankruptcy protection, then all Performance Units, whether or not fully matured, shall be forfeited.

10. Nontransferability. Except as expressly set forth in this Plan, Performance Units granted hereunder, and any rights and privileges pertaining thereto, may not be transferred,

assigned, pledged or hypothecated in any manner, by operation or law or otherwise, and shall not be subject to execution, attachment or similar process.

11. Withholding. The Company shall have the right to deduct from amounts to be paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

12. Voting and Dividend Rights. The Participant shall not be entitled, solely by reason of being a Participant under the Plan, to have any voting rights, to receive any distributions, with respect to the equity interests of the Company. No Participant is or shall be deemed to be a shareholder of the Company for any purpose whatsoever. Neither the Company nor the Committee have or shall have any fiduciary or similar duty to any Participant.

13. Miscellaneous Provisions. No employee or other person shall have any claim or right to be granted a Performance Unit under the Plan. Neither the Plan nor any action taken hereunder shall be construed as creating or implying the creation of a contract of employment between any employee and the Company or any of its affiliates, or giving any employee any right to be retained in the employ of the Company. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect” to segregating assets of the Company for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

14. Amendment of the Plan. The Committee may alter or amend the Plan from time to time without obtaining the approval of the Participants; provided however, that no such amendment or alteration shall reduce, revoke, repeal, extend the time of performance of, or otherwise materially adversely affect any Participant Units, except as may be required or advisable by law.

15. Effectiveness and Terms of Plan. The effective date of the Plan shall be May 17, 2007. The Committee may at any time terminate the Plan and unless sooner terminated by the Committee, the Plan shall expire on December 31, 2017. Notwithstanding the foregoing, the Committee shall not have the right to terminate the Plan following the commencement of good faith negotiations with respect to a Qualifying Event which in fact occurs, nor shall the Committee terminate the Plan unless it implements a new plan that provides the Participants with a comparable compensation opportunity. All Performance Units shall terminate upon the termination or expiration of the Plan.

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